                              [INSIGHT LETTERHEAD]

                                                                       Contacts
                                                 At Lippert/Heilshorn & Assoc.:
                                                    Lillian Armstrong/Adam Aron
                                                                   415-433-3777

                                                                    At InSight:
                                                                      Tom Croal
                                                      Executive Vice President/
                                                        Chief Financial Officer
                                                                   949-476-0733

                  INSIGHT HEALTH SERVICES CORP. ANNOUNCES
                   24% INCREASE IN THIRD QUARTER REVENUE

         - COMPANY REPORTS EARNINGS PER SHARE OF $0.20 VS. $0.07 -
       - COMPANY ANNOUNCES PROPOSED $100 MILLION PRIVATE PLACEMENT -

     NEWPORT BEACH, CALIFORNIA, May 14, 1998 - InSight Health Services Corp. (""InSight") (NASDAQ: IHSC) today reported results of operations for its third fiscal quarter ended March 31, 1998.

     Total revenues for the quarter increased 24% to $28,559,000 from $23,033,000 in the quarter ended March 31, 1997. Net income grew to $1,930,000 or $0.20 per share (diluted) compared with $380,000 or $0.07 per share for the same period last year.

     Total revenues for the nine months ended March 31, 1998 increased 26% to $85,673,000 from $68,129,000 for the nine months ended March 31, 1997. In the quarter ended December 31, 1997, InSight recorded a one-time charge of approximately $6,309,000 associated with the termination, as part of InSight's 1997 capital infusion, of its supplemental service fee agreement with General Electric Company ("GE"), which entitled GE to receive payments equal to 14% of InSight's pretax income. Net income exclusive of the one-time charge was $4,856,000 or $0.62 per share (diluted) for the first nine months ended March 31, 1998, compared to net income of $748,000 or $0.14 per share for the same period last year. Giving effect to the one-time charge, InSight reported a net loss of $1,453,000 or ($0.19) per share for the nine months ended March 31, 1998.

     Commenting on the quarter, E. Larry Atkins, InSight's President and Chief Executive Officer stated, "We continue to see increased benefits from the recent capital infusion. Interest rates have been reduced, margins have increased, and our acquisition strategy remains on track. As previously announced, in April 1998, InSight signed a definitive agreement to acquire Signal Medical Services, Inc, which generated revenues of approximately $21 million in 1997.


                                    - MORE -

InSight Health Services
Page 2


Upon completion, the transaction will significantly expand and strengthen our geographic coverage on the East Coast."

     Atkins continued, "Also during the quarter, we signed an agreement with The Memorial Hermann Health System in Houston, Texas to provide MRI services and manage Hermann Hospital's freestanding imaging centers, a multi-modality co-source agreement with Catholic Healthcare West to provide all outpatient radiology services on the campus of St. John's Regional Medical Center in Oxnard, California, and a national contract with Community Health Systems to be the sole preferred provider for mobile MRI
services to its affiliated hospitals.   We also placed into service an Open
MRI system at the imaging center in Murfreesboro, Tennessee, which we acquired in November 1997. In addition, we are aggressively pursuing our regional diagnostic imaging network strategy to support the continued growth of our core business."

     Thomas V. Croal, InSight's Chief Financial Officer, added, "We have completed seven acquisitions since July 1996. Our ability to effectively integrate acquisitions into our existing networks continues to improve our operating results."

Private Placement

     The Company also announced that it intends to raise approximately $100 million pursuant to a private placement of senior subordinated notes, subject to market and other conditions. The securities to be offered in the private placement will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act and applicable state securities laws or applicable exemptions from registration requirements.

     The Company intends to use the net proceeds of the proposed private placement to pay certain indebtedness outstanding under its existing bank credit facility. Amounts used to pay such indebtedness may be reborrowed for general corporate purposes, including, future acquisitions.

Safe Harbor Statement

     Statements made in this news release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions for the future are forward-looking statements that involve risks and uncertainties. It is important to note that the Company's actual

                                  - MORE -

InSight Health Services
Page 3

results and experience could differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, developments and results of the Company's and Signal's business include, but are not limited to changing regulatory environment, limitations and delays in reimbursement by third party payers, contract renewals, financial stability of customers, aggressive competition, industry-wide market factors and other risk factors detailed in the Company's SEC filings.

About InSight Health Services

     InSight, headquartered in Newport Beach, California, provides diagnostic imaging and information, treatment and related management services. It serves managed care, hospitals and other contractual customers in 25 US states, including five major US markets: California, the Southwest, including a major presence in Texas, the Midwest, the Northeast and the Southeast.


                           - TABLES TO FOLLOW -

InSight Health Services
Page 4

                INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (Amounts in thousands, except share and per share data)


                                                               Three Months Ended          Nine Months Ended
                                                                    March 31,                  March 31,
                                                              --------------------        -------------------
                                                              1998            1997        1998           1997
                                                           ----------       --------    --------      --------
                                                                  (Unaudited)                 (Unaudited)
STATEMENT OF OPERATIONS DATA:
Revenues:
    Contract services                                      $   12,846       $ 11,596    $ 39,186      $ 35,186
    Patient services                                           15,056         10,695      43,855        31,153
    Other                                                         657            742       2,632         1,790
                                                           ----------      ---------   ---------     ---------
        Total revenues                                         28,559         23,033      85,673        68,129

 Costs of operations
    Costs of services                                          14,745         12,647      44,513        37,386
    Provision for doubtful accounts                               480            258       1,525         1,116
    Equipment leases                                            3,981          4,732      12,983        13,822
    Depreciation and amortization                               3,905          2,471      10,670         7,203
                                                           ----------      ---------   ---------     ---------
        Total costs of operations                              23,111         20,108      69,691        59,527
                                                           ----------      ---------   ---------     ---------
Gross profit                                                    5,448          2,925      15,982         8,602
Corporate operating expenses                                    2,254          1,688       6,510         5,343
Provision for supplemental service fee termination                  -              -       6,309             -
                                                           ----------      ---------   ---------     ---------
Income from company operations                                  3,194          1,237       3,163         3,259
Equity in earnings of unconsolidated partnerships                 156            120         480           364
                                                           ----------      ---------   ---------     ---------
Operating Income                                                3,350          1,357       3,643         3,623

Interest expense, net                                          (1,420)          (947)     (4,665)       (2,741)
                                                           ----------      ---------   ---------     ---------
Income (loss) before provision for income taxes                 1,930            410      (1,022)          882

Provision for income taxes                                          -             30         431           134
                                                           ----------      ---------   ---------     ---------
Net income (loss)                                          $    1,930         $  380    $ (1,453)     $    748
                                                           ----------      ---------   ---------     ---------
                                                           ----------      ---------   ---------     ---------

Income (loss) per common and preferred share:
   Basic                                                   $     0.21        $  0.07    $  (0.19)     $   0.14
                                                           ----------      ---------   ---------     ---------
                                                           ----------      ---------   ---------     ---------
   Diluted                                                 $     0.20        $  0.07    $  (0.19)     $   0.14
                                                           ----------      ---------   ---------     ---------
                                                           ----------      ---------   ---------     ---------

Weighted average number of common and
   preferred shares outstanding:
   Basic                                                    9,075,693      5,216,485   7,589,549     5,213,882
                                                           ----------      ---------   ---------     ---------
                                                           ----------      ---------   ---------     ---------
   Diluted                                                  9,493,304      5,438,545   7,589,549     5,444,308
                                                           ----------      ---------   ---------     ---------
                                                           ----------      ---------   ---------     ---------
BALANCE SHEET DATA:
Total Assets                                               $ 126,787
Total Stockholders' Equity                                 $  35,844

                                    ###